                                                                   EXHIBIT 10.25

                         Agreement of Sale and Purchase

Contract No. : 92-K1403-G

This Agreement is made by and between Chailease Finance Co.. Ltd.[CHINESE CHARACTER] (hereinafter referred to as "Party A") and Kid Castle Internet Technology Corporation (hereinafter referred to as "Party B") for the purchase of the objects described hereunder.

                         Name                                    Spec.             Unit
-------------------------------------------------------      --------------        ----
Magazine the Original Edition, Issue 3, 3BOOKS/2CD/1CDR      MEUA0200003           4214
Magazine the Original Edition, Issue 6, 3B/2CD/1CDR          MEUA0200006           6548
Magazine Issue 9, 3B/2CD/1CDR                                MEUA0200009           6828
Magazine Issue 13, 3B/2CD/1CDR                               MEUA02000013          9653
Magazine the Original Edition, Issue 3, 3B/2CD               MEU80200003           9173
Magazine the Original Edition, Issue 6 (89/03), 3B/2CD       MEU80200006           7341
Magazine the Original Edition, Issue 6, 3B/2TAPES/1CDR       MEU90200006           3190
Magazine Issue 9, 3B/2T/1CDR                                 MEU90200009           5393
Magazine the Original Edition, Issue 2, 3B/2CD/1CDR          MEUA0200002           3105
Magazine the Original Edition, Issue 4, 3B/2CD/1CDR          MEUA0200004           2606
Magazine Issue 7, 3B/2CD/ICDR                                MEUA0200007           5211
Magazine Issue 10, 3B/2CD/1CDR + FREE GIFT                   MEUA02000010-G        4455
Magazine Issue 16, 3B/2CD/1 CDR + FREE GIFT                  MEUA02000016-G         137
Magazine the Original Edition, Issue 4, 3B/2CD               MEU80200004           7579
Magazine Issue 7, 3B/2CD                                     MEU80200007           3533
Magazine the Original Edition, Issue 1, 3B/2CD               MEU80200001           3916
Magazine Issue 13, 3B/2T/1CDR                                MEU90200013           7472
Magazine the Original Edition, Issue 5, 3B/2CD/1CDR          MEUA0200005           7769
Magazine Issue 8, 3B/2CD/1 CDR                               MEUA0200008           4511
Magazine Issue 12, 3B/2CD/1CDR                               MEUA02000012          3556
Magazine the Original Edition, Issue 2, 3B/2CD               MEU80200002           6996
Magazine the Original Edition, Issue 5(89/03), 3B/2CD        MEU80200005           7111
Magazine Issue 13, 3B/2CD                                    MEU80200013           2968
Magazine Issue 7, 3B/2T/1CDR                                 MEU90200007           2649
Magazine the Original Edition, Issue 1, 3B/2CD/1CDR          MEUA0200001           5420

Both parties agree to abide by the terms and conditions set forth.

1.       The Amount of the Objects and Method of Payment:

                  A.       The Amount of the Objects : NT$22,206,600.

                  B.       The Downpayment: NT$0.

                  C.       The Method of Payment: (exclusive of tax)

    Pay Date          Amount
----------------   ------------
April 30, 2003 :   NT$1,233,700

May 31, 2003 :              NT$1,233,700
June 30, 2003 :             NT$1,233,700
July 31, 2003 :             NT$1,233,700
August 31, 2003 :           NT$1,233,700
September 30, 2003 :        NT$1,233,700
October 31, 2003 :          NT$1,233,700
November 30, 2003 :         NT$1,233,700
December 31, 2003 :         NT$1,233,700
January 31, 2004:           NT$1,233,700
February 29, 2004 :         NT$1,233,700
March 31, 2004:             NT$1,233,700
April 30, 2004 :            NT$1,233,700
May 31, 2004:               NT$1,233,700
June 30, 2004 :             NT$1,233,700
July 31, 2004 :             NT$1,233,700
1 August 31, 2004:          NT$1,233,700
September 30, 2004 :        NT$1,233,700

                  D. Upon signing of the Agreement, The Party B shall issue checks with the dates and the amounts respectively prescribed in the preceding installment table to Party A and Party A shall cash each check on its due date. Before the total repayments for the objects are paid off, Party A shall have the ownership of those objects.

2.       Goods Delivery and Check for Receiving :

                  After signing of the Agreement, the Party B shall provide a Certificate(s) of Verification[CHINESE CHARACTER] to Party A upon receiving the objects. In the event the supplier shall be a third party, the Party B shall directly receive the objects from the third Party And provide a Certificate(s) of Verification[CHINESE CHARACTER] to Party A upon receiving the objects.

3.       Defaults :

                  Before all obligations are paid off, in the event Party B shall fail to pay in any installment prescribed in Article 1, Party A shall deem all installments of the Agreement are due. In the event the following conditions are incurred, Party B shall lose the right of paying in installments and Party A shall request all repayments are paid off by Party B at once without sending any prior notice to Party B or performing legal procedures:

                           A. Any dated check provided by Party B is dishonored by either of the reasons, such as non-payment, non-acceptance, or other reasons.

                           B. It is obvious that Party B shall not perform the provisions of this Agreement on schedule owing to a growing concern on incredibility problem of Party B.

                           C. Party B randomly disposes of the objects without obtaining a written approval from Party A.

                           D. Party B is under compulsory executions, such as provisional seizure, provisional, disposition and false execution; or under a declaration of bankruptcy, a conciliation application or a declaration of liquidation, owing to other obligations.

                           E. The beginning of succession is owing to Party B's death, disappearance or other matters and any inheritor(s) of Party B shall declare limited succession or renounce right to inherit.

                  F. Party B moves to other place without notifying Party A or rejects to change to another joint guarantee(s) according to the notice given by Party A.

                  Party B shall be liable to pay a penalty for above defaults at an interest rate of 0.03% on a daily basis starting from the default date to the payoff date.

4.       Liability for Guarantee :

                  A. The Joint Guarantor(s) of Party B shall ensure that Party B performs all provisions of this Agreement. In the event Party B makes any violation of this Agreement, the Joint Guarantor(s) shall be held liable for the repayments and abandonment of all rights to protest that are prescribed in Section 24 of the Civil Code-Obligations of the R.O.C. and associate regulations. Moreover, the joint guarantor shall abide to the following conditions listed below:

                           I. The liabilities on guarantees include all payments, check amounts, money that is given in advance and service charges incurred at present and in the future owing to Party B's business. Additionally, the default penalties, interests, deferred interests, all kinds of expenses, the compensation for any loss to Party A and encumbrances that are incurred from other subordinate principal obligations owing to non-performance of obligations by Party B are accounted.

                           II. The Party B may make some amendment to conditions of this Agreement should the Party B deem it necessary with Party A's approval during the term of this Agreement, thereupon Party B's Joint Guarantor(s) shall be unconditionally and continuously liable for the liabilities on guarantees regardless on whether the Joint Guarantor(s) receives a prior notice or not.

                           III. Party A may renounce any real right of pledge provided by Party B and have right of acceptance and refusan should there be delay of repayment or replacement of security of Party B without any agreement form obtained from the Party B's Joint Guarantor. In such cases, the Joint Guarantor(s) shall not have any objections or claim on the decrease of the liabilities of the guarantees.

                           IV. In the event that Party B shall be lacking any essentials of the Sales and Purchase Agreement or of the issued checks, having any uncompleted procedures, having any defeats liability on the recover of security, the party's Joint Guarantor(s) shall be deemed responsible for the liabilities incurred.

                           V. In the event that the Joint Guarantor(s) deemed itself unable to fulfill the role of being a guarantor, Party B shall find another Joint Guarantor(s) with the Party A's approval and should complete all the formalities in obtaining a Joint

                                    Guarantor(s). Only after Party A gives a written approval can the liabilities on guarantees be released under this Agreement; otherwise any declaration of ceasing being guarantee(s) by being published in the newspaper or any postal attested letter are nullius juris.

                  B. Party A may deem Party B's Joint Guarantor(s) incompetent on being a guarantor. Should the above mentioned situation arise. Party A may request Party B to fund a new Joint Guarantor(s) for replacement in which Party B has no rights on objection.

5.       Others:

                  A. An amendment to the Agreement may be made if deemed necessary by a party. Should there be amendment during the term of the Agreement, the amendment should have the consent of both parties for it to take effect. In the event the conditions of this Agreement are amended without a prior notice being given to or a prior approval by the Joint Guarantor(s), the Joint Guarantor(s) shall be liable for joint and several liabilities without claiming imprescriptible objection. In addition, Party A agrees that the Joint Guarantor(s) shall be continuously liable for joint and several liabilities whilst Party B shall delay paying off the obligations.

                  B. In the event that Party B voluntarily renounced the right of paying installments and decided to pay off all repayment before the due date one time, it should furthermost receive Party A's approval. By doing one time payment of all dues, Party A shall calculate and reduce all the interests within the installment periods in accordance with the interest rate of temporary accomodations announced by the Central Bank from the amount of all undue repayments between the payoff date and the last installment period.

                  C. Party B and Party B's Joint Guarantor(s) shall jointly issue checks with the total amount of NT$22,206,600 to Party A. In the event Party B shall be deemed to have violated this Agreement, under which the checks shall be paid for the all obligations to Party A in accordance with this Agreement.

                  D. Upon signing of this Agreement, Party B shall pay to Party A a service charge of NT$0.

                  E. The term of this Agreement shall be from March 31st, 2003 to September 30th, 2004.

6.       Court Jurisdiction :

                  The location wherein Party A is located shall be the place for the performance of obligations according to this Agreement. In case of any disputes arising from this Agreement, both Parties and the joint Guarantor agree that case shall be subjected to the jurisdiction of Taipei District Court for the first trial of such lawsuit.

7. This Agreement shall be in duplicate and two copies, each Party shall hold an original and one copy, respectively, for record.

The Parties :
Party A                : Chailease Finance Co., Ltd., [CHINESE CHARACTER]
Responsible Person     : Chen, Feng-Long

Party B                : Kid Castle Internet Technologies Corporation
Responsible person     : Wang, Kuo- An
Address                : 1st Floor, No. 148, Chien Kuo Road, Hsin-tien City,
                         Taipei County

Joint Guarantor        : Wang, Kuo-An
Date                   : March 31st, 2003

Joint Guarantor        : Chiu, Yu-En
Date                   : March 31st, 2003

Date: March 31st, 2003